UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

PENNTEX MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11931 Wickchester Ln., Suite 300
Houston, Texas 77043
(Address of principal executive office) (Zip Code)

(832) 456-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Certain Officer Positions
Effective January 20, 2017, Kenneth E. Hertel, the Vice President, Controller and Chief Accounting Officer of PennTex Midstream GP, LLC (the “General Partner”), the general partner of PennTex Midstream Partners, LP (the “Partnership”), resigned from his positions as Controller and Chief Accounting Officer upon mutual agreement with the General Partner in connection with the appointment of a new Principal Accounting Officer. Mr. Hertel’s resignation from such positions did not involve any disagreement with the General Partner’s management or the Partnership’s external auditor. Mr. Hertel continues to serve as Vice President of the General Partner.
Officer Appointment
Effective January 20, 2017, the Board of Directors of the General Partner appointed A. Troy Sturrock as Senior Vice President, Controller & Principal Accounting Officer of the General Partner. Mr. Sturrock, 46, has served as the Senior Vice President of the General Partner since November 2016, and has served as Vice President and Controller of the general partner of Energy Transfer Partners, L.P. ("ETP") since June 2015. Mr. Sturrock previously served as Vice President and Controller of Regency GP LLC from February 2008 until June 2015, and was appointed as its principal accounting officer in November 2010. From June 2006 to February 2008, Mr. Sturrock served as the Assistant Controller and Director of financial reporting and tax for Regency GP LLC. From January 2004 to June 2006, Mr. Sturrock was associated with the Public Company Accounting Oversight Board, where he was an inspection specialist in the division of registration and inspections, and served in various roles at PricewaterhouseCoopers LLP from 1995 to 2004. Mr. Sturrock is a Certified Public Accountant.
Mr. Sturrock does not have any employment agreement with the Partnership. There are no arrangements or understandings between Mr. Sturrock and any other persons pursuant to which he was selected as Controller & Principal Accounting Officer of the General Partner. There are no family relationships between Mr. Sturrock and any director or executive officer of the General Partner and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. Officers of the General Partner are employed by ETP and its affiliates and participate in their employee benefit plans and arrangements. All decisions as to the compensation of officers of the General Partner are determined and approved by ETP and its affiliates, including the General Partner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC,
its general partner

Dated:	January 23, 2017	By:	/s/ Stephen M. Moore
Name: Stephen M. Moore
Title: Vice President, General Counsel and Secretary